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EXHIBIT 16

                          BIERWOLF, NILSON & ASSOCIATES

                          CERTIFIED PUBLIC ACCOUNTANTS
   A Partnership of         1453 SOUTH MAJOR STREET       Nephi J. Bierwolf, CPA
Professional Corporations  SALT LAKE CITY, UTAH 84115        Troy Nilson, CPA



         January 8, 2003

         United States Securities and Exchange Commission
         Division of Corporate Finance
         450 Fifth Street, N.W.
         Washington, D.C. 20549


         Dear Sirs:

         RE: Resignation as Auditor of Provectus Pharmecueticals, Inc.
             Commission File No. 0_9410

         We have reviewed Item 4 paragraphs 4(b) and (c) of the Company's report on Form 8_K regarding our resignation as auditor and principal accountant and are in agreement with the revised disclosures contained therein.


         Very truly yours,


         /s/ Troy Nilson
         Bierwolf, Nilson & Associates
         by Troy Nilson

         Salt Lake City, Utah



        MEMBERS OF AMERICAN INSTITUTE OF CPAS, SEC PRACTICE SECTION AND
                            UTAH ASSOCIATION OF CPAS